Exhibit 24(b)(8.15)

FOURTH AMENDMENT

TO SELLING AND SERVICES AGREEMENT

            This Fourth Amendment dated as of April 6, 2009 by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.)(“ING Financial”)(collectively “ING”), American Century Investment Services, Inc. (“Distributor”), and American Century Services, LLC (formerly known as American Century Services Corporation)(“Fund Agent”) is made to the Selling and Services Agreement dated as of July 1, 2000 (the “Agreement”) as amended on April 1, 2007, October 1, 2004, and November 7, 2003.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, ING Institutional is a limited liability company that provides various recordkeeping and other administrative services to certain Plans; and

            WHEREAS, the parties wish to add ING Institutional to the Agreement; and

            WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

            1.         ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions relating to ING Life in the Agreement are hereby amended to refer to both ING Life and ING Institutional.  The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and ING Financial.

            2.         Paragraph 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                        3.         Omnibus Account.

The parties agree that up to two omnibus accounts, each held in the name of the Nominee, may be maintained for those Plan assets directed for investment in the Funds (“Account” or “Accounts").  One such omnibus account may be maintained in connection with Plans for which ING Life is providing various recordkeeping and other administrative services, and the other such omnibus account may be maintained in connection with Plans for which ING Institutional is providing various recordkeeping and other administrative services.  Alternatively, one Account may be maintained in connection with Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services.  ING Life or ING Institutional, as service agents for the Plans, shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement.

3.         Paragraphs 5 and 6 of the Agreement are hereby deleted in their entirety and replaced with the following:

5.         Servicing Fees:  The provision of shareholder and administrative services to the Plans shall be the responsibility of ING Financial, ING Life, ING Institutional, or the Nominee and shall not be the responsibility of Distributor.  The Nominee will be recognized as the sole shareholder of Fund shares purchased under this Agreement.  It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders.  In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay or cause to be paid an annual fee as specified in Schedule B (attached), based on the average net assets invested in the Funds through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter.  Within thirty (30) days after the end of each calendar quarter Distributor shall provide ING Life or ING Institutional with a statement showing the aggregate value of ING Life’s or ING Institutional’s accounts for the preceding quarter and include therewith a payment to ING Life or ING Institutional for the compensation due ING Life in accordance with this paragraph.

6.         12b-1 Fees.  To compensate ING Financial for its distribution of Fund Shares, Distributor shall make quarterly payments to ING Financial, as specified in Schedule B (attached), based on the average net assets invested in Fund shares through ING Life’s arrangements with Plans in each calendar quarter.  Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial.

            4.         The following is added as Section 13(d) to the Agreement:

(d) Representations of ING Institutional.  ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

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(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

            5.         The following replaces Section 15(b) of the Agreement:

(b)  Notices.  All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Life/ING Financial/ING Institutional:

Michael Pignatella

Counsel

ING Americas Legal Services

One Orange Way, C1S

Windsor, CT  06095

Fax: 860-580-4934

To Distributor and Fund Agent:

American Century Investment Services, Inc.

4500 Main Street

Kansas City, MO 6411

Attention: General Counsel

Phone:  816-531-5575

Fax:  816-340-4964

Any notice, demand or other communication given in a manner prescribed in this Subsection (b) shall be deemed to have been delivered on receipt.

6          Schedule B to the Agreement is hereby deleted and replaced by Schedule B, attached hereto.

7.         Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

            8.         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY By: /s/ Lisa S. Gilarde Name: Lisa S. Gilarde Title: Vice President	AMERICAN CENTURY INVESTMENT SERVICES, INC. By: /s/ Cindy A. Johnson Name: Cindy A. Johnson Title: Vice President
ING Financial ADvisers, LLC By: /s/ David A. Kelsey Name: David a. Kelsey Title: COO/VP	AMERICAN CENTURY SERVICES, LLC By: /s/ Janet A. Nash Name: Janet A. Nash Title: Vice President
ING INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Michelle Sheiowitz attorney in fact Name: Michelle Sheiowitz Title: Vice President
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Schedule B

FUNDS AVAILABLE AND FEES PAYABLE TO ING

Servicing Fees

Service fees are payable based upon the total fund expense ratio as follows:

Institutional Class

            Total Fund Expense Ratio                    Service Fee

                       X - XX bps                                     X bps

                  XX bps and above                               XX bps

Investor Class

            Total Fund Expense Ratio                    Service Fee

                       X - XX bps                                     XX bps

                  XX bps and above                               XX bps

Adviser and Class A

            All funds (@NAV): XX bps

Class R

            All funds: XX bps

Specifically, Distributor agrees to pay the ING a servicing fee as provided in the following table:

Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century Balanced	Institutional	025083 73 4	ABINX	XX
American Century Balanced	Investor	025083 74 2	TWBIX	XX
American Century Capital Growth	A	025083 16 3	ACCGX	XX
American Century Capital Growth	Institutional	02508H 30 3	APLIX	XX
American Century Capital Growth	Investor	02508H 20 4	ACLIX	XX
American Century Capital Growth	R	02508H 40 2	APWRX	XX
American Century Capital Preservation	Investor	025081 80 3	CPFXX	XX
American Century Capital Value	Advisor	025083 42 9	ACCVX	XX
American Century Capital Value	Institutional	025083 41 1	ACPIX	XX
American Century Capital Value	Investor	025083 39 5	ACTIX	XX
American Century Core Plus	A	024932543	ACCQX	XX
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Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century Core Plus	Institutional	024932485	ACCUX	XX
American Century Core Plus	Investor	024932493	ACCNX	XX
American Century Core Plus	R	024932519	ACCPX	XX
American Century Disciplined Growth	A	02507M 6 42	ADCVX	XX
American Century Disciplined Growth	Institutional	02507M667	ADCIX	XX
American Century Disciplined Growth	Investor	02507M 67 5	ADSIX	XX
American Century Disciplined Growth	R	02507M 65 9	ADRRX	XX
American Century Diversified Bond	A	024932 50 1	ADFAX	XX
American Century Diversified Bond	Institutional	024932 60 0	ACBPX	XX
American Century Diversified Bond	Investor	024932 40 2	ADFIX	XX
American Century Diversified Bond	R	024932 71 7	ADVRX	XX
American Century Emerging Markets	A	025086 85 1	AEMMX	XX
American Century Emerging Markets	Institutional	025086 87 7	AMKIX	XX
American Century Emerging Markets	Investor	025086 88 5	TWMIX	XX
American Century Emerging Markets	R	025086489	AEMRX	XX
American Century Equity Growth	A	02507M 70 9	BEQAX	XX
American Century Equity Growth	Institutional	02507M808	AMEIX	XX
American Century Equity Growth	Investor	02507M 60 0	BEQGX	XX
American Century Equity Growth	R	02507M 76 6	AEYRX	XX
American Century Equity Income	A	025076 40 7	TWEAX	XX
American Century Equity Income	Institutional	025076 20 9	ACIIX	XX
American Century Equity Income	Investor	025076 10 0	TWEIX	XX
American Century Equity Income	R	025076 67 0	AEURX	XX
American Century Equity Index	Institutional	025076829	ACQIX	XX
American Century Equity Index	Investor	025076811	ACIVX	XX
American Century Focused Growth	A	02508H675	AFGAX	XX
American Century Focused Growth	Institutional	02508H634	AFGNX	XX
American Century Focused Growth	Investor	02508H 10 5	AFSIX	XX
American Century Focused Growth	R	02508H642	AFGRX	XX
American Century Fundamental Equity	A	025083 13 0	AFDAX	XX
American Century Fundamental Equity	Institutional	02508H 70 9	AFEIX	XX
American Century Fundamental Equity	Investor	02508H 60 0	AFDIX	XX
American Century Fundamental Equity	R	02508H 80 8	AFDRX	XX
American Century Ginnie Mae	Advisor	025081 83 7	BGNAX	XX
American Century Ginnie Mae	Institutional	025081787	AGMNX	XX
American Century Ginnie Mae	Investor	025081 60 5	BGNMX	XX
American Century Ginnie Mae	R	025081779	AGMWX	XX
American Century Global Gold	A	02507M 20 4	ACGGX	XX
American Century Global Gold	Institutional	02507M469	AGGNX	XX
American Century Global Gold	Investor	02507M 10 5	BGEIX	XX
American Century Global Gold	R	02507M477	AGGWX	XX
American Century Global Growth	A	025086 82 8	AGGRX	XX
American Century Global Growth	Institutional	025086 83 6	AGGIX	XX
6

Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century Global Growth	Investor	025086 84 4	TWGGX	XX
American Century Global Growth	R	025086 62 0	AGORX	XX
American Century Government Agency Money Market	Investor	025081407	BGAXX	XX
American Century Government Bond	Advisor	025081 86 0	ABTAX	XX
American Century Government Bond	Investor	025081 30 8	CPTNX	XX
American Century Growth	Advisor	025083 40 3	TCRAX	XX
American Century Growth	Institutional	025083 20 5	TWGIX	XX
American Century Growth	Investor	025083 10 6	TWCGX	XX
American Century Growth	R	025083 18 9	AGWRX	XX
American Century Heritage	A	025083 76 7	ATHAX	XX
American Century Heritage	Institutional	025083 78 3	ATHIX	XX
American Century Heritage	Investor	025083 79 1	TWHIX	XX
American Century Heritage	R	02508H683	ATHWX	XX
American Century High-Yield	A	024932 88 1	AHYVX	XX
American Century High-Yield	Institutional	024932 78 2	ACYIX	XX
American Century High-Yield	Investor	024932 80 8	ABHIX	XX
American Century High-Yield	R	024932 69 1	AHYRX	XX
American Century Income & Growth	A	02507M 40 2	AMADX	XX
American Century Income & Growth	Institutional	02507M 50 1	AMGIX	XX
American Century Income & Growth	Investor	02507M 30 3	BIGRX	XX
American Century Income & Growth	R	02507M 78 2	AICRX	XX
American Century Inflation Protection Bond	A	024932 75 8	APOAX	XX
American Century Inflation Protection Bond	Institutional	024932 76 6	APISX	XX
American Century Inflation Protection Bond	Investor	024932 77 4	APOIX	XX
American Century Inflation Protection Bond	R	024932 72 5	APORX	XX
American Century Inflation-Adjusted Bond	Advisor	025081 82 9	AIAVX	XX
American Century Inflation-Adjusted Bond	Institutional	025081 79 5	AIANX	XX
American Century Inflation-Adjusted Bond	Investor	025081 70 4	ACITX	XX
American Century International Bond	A	025082 20 7	AIBDX	XX
American Century International Bond	Institutional	025082 30 6	AIDIX	XX
American Century International Bond	Investor	025082 10 8	BEGBX	XX
American Century International Bond	R	025082603	AIBRX	XX
American Century International Core Equity	A	02507M618	ACIQX	XX
American Century International Core Equity	Institutional	02507M550	ACIUX	XX
American Century International Core Equity	Investor	02507M568	ACIMX	XX
American Century International Core Equity	R	02507M576	ACIRX	XX
American Century International Discovery	Advisor	025086802	ACIDX	XX
American Century International Discovery	Institutional	025086 60 4	TIDIX	XX
American Century International Discovery	Investor	025086 50 5	TWEGX	XX
American Century International Growth	A	025086 40 6	TWGAX	XX
American Century International Growth	Institutional	025086 20 8	TGRIX	XX
American Century International Growth	Investor	025086 10 9	TWIEX	XX
American Century International Growth	R	025086 64 6	ATGRX	XX
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Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century International Opportunities	Institutional	025086737	ACIOX	XX
American Century International Opportunities	Investor	025086745	AIOIX	XX
American Century International Stock	Investor	025086 63 8	ASKIX	XX
American Century International Value	A	025086 56 2	MEQAX	XX
American Century International Value	Institutional	025086 57 0	ACVUX	XX
American Century International Value	Investor	025086 58 8	ACEVX	XX
American Century International Value	R	025086 53 9	ACVRX	XX
American Century Large Company Value	A	025076 78 7	ALPAX	XX
American Century Large Company Value	Institutional	025076 77 9	ALVSX	XX
American Century Large Company Value	Investor	025076 79 5	ALVIX	XX
American Century Large Company Value	R	025076 66 2	ALVRX	XX
American Century Legacy Focused Large Cap	Advisor	02507H700	ACFDX	XX
American Century Legacy Focused Large Cap	Institutional	02507H601	ACFSX	XX
American Century Legacy Focused Large Cap	Investor	02507H502	ACFOX	XX
American Century Legacy Focused Large Cap	R	02507H809	ACFCX	XX
American Century Legacy Large Cap	Advisor	02507H304	ACGDX	XX
American Century Legacy Large Cap	Institutional	02507H205	ACGHX	XX
American Century Legacy Large Cap	Investor	02507H106	ACGOX	XX
American Century Legacy Large Cap	R	02507H403	ACGEX	XX
American Century Legacy Multi Cap	Advisor	02507H866	ACMFX	XX
American Century Legacy Multi Cap	Institutional	02507H874	ACMHX	XX
American Century Legacy Multi Cap	Investor	02507H882	ACMNX	XX
American Century Legacy Multi Cap	R	02507H858	ACMEX	XX
American Century Life Sciences	Investor	025086 81 0	ALSIX	XX
American Century LIVEStrong 2015 Portfolio	Advisor	02507F 20 9	ARFAX	XX
American Century LIVEStrong 2015 Portfolio	Institutional	02507F 30 8	ARNIX	XX
American Century LIVEStrong 2015 Portfolio	Investor	02507F 10 0	ARFIX	XX
American Century LIVEStrong 2015 Portfolio	R	02507F 40 7	ARFRX	XX
American Century LIVEStrong 2020 Portfolio	Advisor	02507F662	ARBMX	XX
American Century LIVEStrong 2020 Portfolio	Institutional	02507F688	ARBSX	XX
American Century LIVEStrong 2020 Portfolio	Investor	02507F696	ARBVX	XX
American Century LIVEStrong 2020 Portfolio	R	02507F670	ARBRX	XX
American Century LIVEStrong 2025 Portfolio	Advisor	02507F 60 5	ARWAX	XX
American Century LIVEStrong 2025 Portfolio	Institutional	02507F 70 4	ARWFX	XX
American Century LIVEStrong 2025 Portfolio	Investor	02507F 50 6	ARWIX	XX
American Century LIVEStrong 2025 Portfolio	R	02507F 80 3	ARWRX	XX
American Century LIVEStrong 2030 Portfolio	Advisor	02507F621	ARCMX	XX
American Century LIVEStrong 2030 Portfolio	Institutional	02507F647	ARCSX	XX
American Century LIVEStrong 2030 Portfolio	Investor	02507F654	ARCVX	XX
American Century LIVEStrong 2030 Portfolio	R	02507F639	ARCRX	XX
American Century LIVEStrong 2035 Portfolio	Advisor	02507F 87 8	ARYAX	XX
American Century LIVEStrong 2035 Portfolio	Institutional	02507F 86 0	ARLIX	XX
8

Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century LIVEStrong 2035 Portfolio	Investor	02507F 88 6	ARYIX	XX
American Century LIVEStrong 2035 Portfolio	R	02507F 85 2	ARYRX	XX
American Century LIVEStrong 2040 Portfolio	Advisor	02507F571	ARDMX	XX
American Century LIVEStrong 2040 Portfolio	Institutional	02507F597	ARDSX	XX
American Century LIVEStrong 2040 Portfolio	Investor	02507F613	ARDVX	XX
American Century LIVEStrong 2040 Portfolio	R	02507F589	ARDRX	XX
American Century LIVEStrong 2045 Portfolio	Advisor	02507F 83 7	AROAX	XX
American Century LIVEStrong 2045 Portfolio	Institutional	02507F 82 9	AOOIX	XX
American Century LIVEStrong 2045 Portfolio	Investor	02507F 84 5	AROIX	XX
American Century LIVEStrong 2045 Portfolio	R	02507F 81 1	ARORX	XX
American Century LIVEStrong 2050 Portfolio	Advisor	02507F530	ARFMX	XX
American Century LIVEStrong 2050 Portfolio	Institutional	02507F555	ARFSX	XX
American Century LIVEStrong 2050 Portfolio	Investor	02507F563	ARFVX	XX
American Century LIVEStrong 2050 Portfolio	R	02507F548	ARFWX	XX
American Century LIVEStrong Income Portfolio	Advisor	02507F 78 7	ARTAX	XX
American Century LIVEStrong Income Portfolio	Institutional	02507F 77 9	ATTIX	XX
American Century LIVEStrong Income Portfolio	Investor	02507F 79 5	ARTOX	XX
American Century LIVEStrong Income Portfolio	R	02507F 76 1	ARSRX	XX
American Century Long Short Equity	A	02507M758	ALIAX	XX
American Century Long Short Equity	Institutional	02507M683	ALISX	XX
American Century Long Short Equity	Investor	02507M691	ALHIX	XX
American Century Long Short Equity	R	02507M725	ALIRX	XX
American Century Mid Cap Value	Advisor	025076 63 9	ACLAX	XX
American Century Mid Cap Value	Institutional	025076 64 7	AVUAX	XX
American Century Mid Cap Value	Investor	025076 65 4	ACMVX	XX
American Century Mid Cap Value	R	025076 61 3	AMVRX	XX
American Century New Opportunities	Investor	025083452	TWNOX	XX
American Century New Opportunities II	A	025083 22 1	ANOAX	XX
American Century New Opportunities II	Institutional	025083 32 0	ANONX	XX
American Century New Opportunities II	Investor	025083 33 8	ANOIX	XX
American Century New Opportunities II	R	02508H725	ANORX	XX
American Century One Choice Portfolio: Aggressive	Investor	02507F720	AOGIX	XX
American Century One Choice Portfolio: Conservative	Investor	02507F746	AOCIX	XX
American Century One Choice Portfolio: Moderate	Investor	02507F738	AOMIX	XX
American Century One Choice Portfolio: Very Aggressive	Investor	02507F712	AOVIX	XX
American Century One Choice Portfolio: Very Conservative	Investor	02507F753	AONIX	XX
American Century Premium Money Market	Investor	024932 70 9	TCRXX	XX
American Century Prime Money Market	A	024932204	ACAXX	XX
American Century Prime Money Market	Investor	024932 10 5	BPRXX	XX
American Century Real Estate	Advisor	025076 86 0	AREEX	XX
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Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century Real Estate	Institutional	025076 87 8	REAIX	XX
American Century Real Estate	Investor	025076 88 6	REACX	XX
American Century Real Estate	R	025076548	AREWX	XX
American Century Select	A	025083 80 9	TWCAX	XX
American Century Select	Institutional	025083 60 1	TWSIX	XX
American Century Select	Investor	025083 50 2	TWCIX	XX
American Century Select	R	02508H 50 1	ASERX	XX
American Century Short Duration Bond	A	024932477	ACSQX	XX
American Century Short Duration Bond	Institutional	024932428	ACSUX	XX
American Century Short Duration Bond	Investor	024932436	ACSNX	XX
American Century Short Duration Bond	R	024932444	ACSPX	XX
American Century Short-Term Government	Advisor	025081 84 5	TWAVX	XX
American Century Short-Term Government	Investor	025081 50 6	TWUSX	XX
American Century Small Cap Value	Advisor	025076 83 7	ACSCX	XX
American Century Small Cap Value	Institutional	025076845	ACVIX	XX
American Century Small Cap Value	Investor	025076 85 2	ASVIX	XX
American Century Small Company	Advisor	02507M 82 4	ASQAX	XX
American Century Small Company	Institutional	02507M832	ASCQX	XX
American Century Small Company	Investor	02507M 84 0	ASQIX	XX
American Century Small Company	R	02507M 77 4	ASCRX	XX
American Century Strategic Allocation: Aggressive	A	025085 88 7	ACVAX	XX
American Century Strategic Allocation: Aggressive	Institutional	025085 85 3	AAAIX	XX
American Century Strategic Allocation: Aggressive	Investor	025085 70 5	TWSAX	XX
American Century Strategic Allocation: Aggressive	R	025085 71 3	AAARX	XX
American Century Strategic Allocation: Conservative	A	025085 30 9	ACCAX	XX
American Century Strategic Allocation: Conservative	Institutional	025085 87 9	ACCIX	XX
American Century Strategic Allocation: Conservative	Investor	025085 10 1	TWSCX	XX
American Century Strategic Allocation: Conservative	R	025085 72 1	AACRX	XX
American Century Strategic Allocation: Moderate	A	025085 60 6	ACOAX	XX
American Century Strategic Allocation: Moderate	Institutional	025085 86 1	ASAMX	XX
American Century Strategic Allocation: Moderate	Investor	025085 40 8	TWSMX	XX
American Century Strategic Allocation: Moderate	R	025085 82 0	ASMRX	XX
American Century Target Maturity 2010	Advisor	024935 88 4	ACTRX	XX
American Century Target Maturity 2010	Investor	024935 30 6	BTTNX	XX
American Century Target Maturity 2015	Advisor	024935 87 6	ACTTX	XX
American Century Target Maturity 2015	Investor	024935 40 5	BTFTX	XX
American Century Target Maturity 2020	Advisor	024935 86 8	ACTEX	XX
American Century Target Maturity 2020	Investor	024935 50 4	BTTTX	XX
American Century Target Maturity 2025	Advisor	024935 85 0	ACTVX	XX
American Century Target Maturity 2025	Investor	024935 60 3	BTTRX	XX
American Century Technology	Investor	025086 77 8	ATCIX	XX
American Century Ultra	A	025083 85 8	TWUAX	XX
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Fund Name	Share Class	CUSIP	Symbol	Administrative Services Fee Rate (Basis Points)
American Century Ultra	Institutional	025083 87 4	TWUIX	XX
American Century Ultra	Investor	025083 88 2	TWCUX	XX
American Century Ultra	R	025083 17 1	AULRX	XX
American Century Utilities	Investor	02507M 88 1	BULIX	XX
American Century Value	A	025076 80 3	TWADX	XX
American Century Value	Institutional	025076 60 5	AVLIX	XX
American Century Value	Investor	025076 50 6	TWVLX	XX
American Century Value	R	025076 62 1	AVURX	XX
American Century Veedot	Institutional	025083346	AVDIX	XX
American Century Veedot	Investor	025083 55 1	AMVIX	XX
American Century Vista	Advisor	025083 81 7	TWVAX	XX
American Century Vista	Institutional	025083 83 3	TWVIX	XX
American Century Vista	Investor	025083841	TWCVX	XX
American Century Vista	R	02508H 88 1	AVTRX	XX

12b-1 Fees

Distributor agrees to pay the ING a 12b-1 fee as follows:

For all Class A and Advisor class shares: X.XX%.

For all Class R shares: X.XX%.

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